UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2026

BRC Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37503	27-0223495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Suite 800

Los Angeles, CA 90025

(310) 966-1444

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RILY	Nasdaq Global Market
Depositary Shares (each representing 1/1000th of a share of 6.875% Series A Cumulative Perpetual Preferred Stock)	RILYP	Nasdaq Global Market
Depositary Shares (each representing 1/1000th of a share of 7.375% Series B Cumulative Perpetual Preferred Stock)	RILYL	Nasdaq Global Market
5.00% Senior Notes due 2026	RILYG	Nasdaq Global Market
5.25% Senior Notes due 2028	RILYZ	Nasdaq Global Market
6.00% Senior Notes due 2028	RILYT	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Arrangement Agreement

On September 28, 2026, BRC Group Holdings, Inc. (“BRC” or the “Company”), 1001755979 Ontario Inc. (the “Purchaser”), a wholly-owned subsidiary of BRC, and Sangoma Technologies Corporation (“Sangoma”) entered into a definitive agreement (the “Arrangement Agreement”) pursuant to which the Purchaser agreed to acquire all of the issued and outstanding common shares of Sangoma (the “Sangoma Shares”) by way of a court-approved plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (Ontario) (the “Transaction”).

Pursuant to the terms of the Arrangement Agreement, Sangoma shareholders (“Sangoma Shareholders”) will receive 0.04767 of a common share of BRC (each whole share, a “BRC Share”) and US$4.925 in cash for each Sangoma Share held (the “Consideration”). The BRC Shares issuable as Consideration are expected to be issued in reliance on the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended, based on the court’s approval of the Plan of Arrangement.

Additionally, each outstanding Sangoma restricted share unit, performance share unit (“PSU”) and deferred share unit which remains outstanding at the effective time of the Transaction (the “Effective Time”) will be cancelled and terminated in exchange for a cash payment equal to US$5.225 (the “Consideration Value”) multiplied by the number of Sangoma Shares subject to such award (net of applicable withholdings), with the value of each PSU determined based on achievement of performance goals at 100% of target. Outstanding options to purchase Sangoma Shares (“Legacy Options”) will be cancelled in exchange for a cash payment equal to the amount, if any, by which the Consideration Value exceeds the applicable exercise price of such Legacy Option, multiplied by the number of Sangoma Shares subject to such Legacy Option.

The Transaction requires the approval of at least: (i) 66⅔% of the votes cast by Sangoma Shareholders in person or by proxy at the special meeting of securityholders to be called by Sangoma to approve the Transaction (the “Meeting”); and (ii) a simple majority of the votes cast by Sangoma Shareholders in person or by proxy at the Meeting, excluding those votes attached to Sangoma Shares held by persons required to be excluded pursuant to Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions.

Each of the directors and senior officers of Sangoma, collectively holding approximately 27% of the outstanding Sangoma Shares, have entered into Voting Support Agreements (as defined below) with BRC and the Purchaser, pursuant to which they have agreed, among other things, to vote their Sangoma Shares and convertible securities (together, the “Subject Securities”) in favor of the Transaction. See “Voting Support Agreements”.

In addition to securityholder and court approvals, the Transaction is subject to applicable regulatory approvals (including approvals of the Toronto Stock Exchange (“TSX”) and the Nasdaq Stock Market (“NASDAQ”) and clearance under U.S. antitrust laws) and the satisfaction of certain other closing conditions customary for a transaction of this nature. The Arrangement Agreement includes customary deal protections, including fiduciary-out provisions, non-solicitation covenants, and the right to match any superior proposals. The Transaction is not subject to a financing condition. Additionally, a termination fee of US$5,397,000 is payable to the Purchaser (or as directed by the Purchaser) by Sangoma in certain circumstances if the Transaction is not completed. Details regarding these and other terms of the Transaction are set out in the Arrangement Agreement.

Subject to the satisfaction of the closing conditions, the Transaction is expected to close in January 2027. The Sangoma Shares are expected to be delisted from the TSX and the NASDAQ after closing of the Transaction.

The Board of Directors of Sangoma (the “Board”) appointed a special committee of independent directors (the “Special Committee”) to, among other things, consider and make a recommendation to the Board with respect to the Transaction. After consultation with its financial and legal advisors, and on the unanimous recommendation of the Special Committee, the Board unanimously determined that the Transaction is in the best interests of Sangoma and approved the Arrangement Agreement. Accordingly, the Board and the Special Committee unanimously recommend that Sangoma Shareholders vote in favor of the Transaction.

ATB Capital Markets Corp. has provided an opinion to the Special Committee and the Board stating that, as of the date of such opinion and based upon and subject to the various assumptions, limitations, qualifications and scope of review set forth therein, the consideration to be received by Sangoma Shareholders pursuant to the Transaction is fair, from a financial point of view, to the Sangoma Shareholders.

Full details of the Transaction will be included in the meeting materials to be prepared by Sangoma in connection with the Meeting, which are expected to be mailed to Sangoma Shareholders and filed under Sangoma’s profile on SEDAR+ at www.sedarplus.ca.

The foregoing description of the Arrangement Agreement and the Transaction contemplated thereunder, including the Plan of Arrangement, is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Arrangement Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Arrangement Agreement has been included as an exhibit to this Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about BRC, the Purchaser, Sangoma or their respective subsidiaries. The representations, warranties and covenants contained in the Arrangement Agreement were made only for purposes of the Arrangement Agreement as of the specific dates therein, were solely for the benefit of the parties thereto, may be subject to qualification and limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties. Further, investors should read the Arrangement Agreement not in isolation, but only in conjunction with the other information that BRC includes in reports, statements and other filings it makes with the Securities and Exchange Commission (“SEC”) and the applicable Canadian securities regulatory authorities.

Voting Support Agreements

In connection with the execution of the Arrangement Agreement, BRC and the Purchaser entered into voting support agreements with each of the directors and senior officers of Sangoma (the “Voting Support Agreements”).

Pursuant to the Voting Support Agreements, the directors and senior officers of Sangoma party thereto have agreed, among other things, to vote their respective Subject Securities (i) in favor of the approval of the Transaction, including the special resolution approving the Plan of Arrangement (the “Arrangement Resolution”) and (ii) against any acquisition proposal and any other proposed action, proposal, transaction, agreement or other matter which would reasonably be expected to adversely affect, prevent, materially delay, impede, interfere with or inhibit the completion of the Transaction. The Voting Support Agreements will terminate automatically upon the earliest of: (i) the Effective Time; and (ii) the termination of the Arrangement Agreement in accordance with its terms. In addition, the Voting Support Agreements may be terminated upon delivery of written notice if, without the supporting shareholder’s prior written consent, there occurs (i) a decrease in the aggregate Consideration, (ii) an adverse change in the form of consideration payable, (iii) any other material amendment or modification to the Transaction or the Arrangement Agreement that is materially adverse to the supporting shareholder, or (iv) a material breach by BRC or the Purchaser of any representation, warranty or covenant under the Voting Support Agreements or the Arrangement Agreement.

The foregoing description of the Voting Support Agreements does not purport to be complete and is qualified in its entirety by reference to the Voting Support Agreements, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Financing and Debt Commitment

The Transaction will be funded through a combination of debt financing, an equity contribution from BRC of approximately $38 million and an equity contribution from the BRC telecommunication subsidiaries of approximately $16 million.

In connection with the Transaction, Banc of California, Axos Bank and Israel Discount Bank of New York (such commitment parties, the “Commitment Parties”) issued a Commitment Letter (the “Commitment Letter”) to BRPI Acquisition Co LLC, United Online, Inc., YMax Corporation and Lingo Management, LLC whereby the Commitment Parties have committed, subject to the terms and conditions set forth therein, to provide senior secured term loans in an aggregate principal amount of $212,255,000 (“Commitment Amount”) payable in connection with the Transaction. The term loans are expected to be part of an amendment and refinancing (“New Telecom Facility”) of the existing Amended and Restated Credit Agreement, dated as of January 6, 2025, by and among BRPI Acquisition Co LLC, Lingo Management, LLC, United Online, Inc., and YMAX Corporation, the subsidiaries of the borrowers party thereto, Banc of California and the lenders party thereto (as amended, the “Existing Telecom Credit Agreement”). The New Telecom Facility is expected to have materially similar terms and replace the Existing Telecom Credit Agreement and be subject to usual and customary representations and warranties, covenants and events of default customary for facilities of this type. Upon closing of the Transaction, the New Telecom Facility will replace the Existing Telecom Credit Agreement that had $71,500,000 outstanding as of September 30, 2026 and the outstanding balance on the New Telecom Facility will be equal to the Commitment Amount.

The availability of the financing contemplated by the Commitment Letter is subject to customary terms and conditions for transactions of this nature, including the consummation of the Transaction substantially concurrently with the funding of the financing, the accuracy of certain representations and warranties, the absence of specified material adverse effects, the delivery of customary documentation and other conditions set forth in the Commitment Letter.

Oaktree Credit Agreement Amendment No. 6, Consent and Waiver

On September 28, 2026, BRC and its wholly owned subsidiary BR Financial Holdings, LLC (the “Borrower”) entered into Amendment No. 6 to Credit Agreement, Consent and Waiver (“Amendment No. 6”) which amends that certain Credit Agreement, dated as of February 26, 2025, by and among BRC, Borrower, each of the lenders party thereto, and Oaktree Fund Administration, LLC, as administrative agent and as collateral agent (as amended by Amendment No. 1 to Credit Agreement and Guarantee and Collateral Agreement dated as of March 24, 2025, Amendment No. 2 to Credit Agreement dated as of July 8, 2025, Amendment No. 3 to Credit Agreement dated as of October 8, 2025, Amendment No. 4 to Credit Agreement dated as of January 14, 2026 and Amendment No. 5 to Credit Agreement dated as of August 7, 2026, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Credit Agreement.

Amendment No. 6 made amendments and included certain consents and waivers required for the Transaction. Amendment No. 6 amended and restated Section 2.10(c) to add a requirement that the Borrower shall use 50% of any cash distributions received by any Loan Party from a Telecom Subsidiary (as such term is defined in the Credit Agreement) to prepay the Term Loans, subject to payment of the Prepayment Premium. Amendment No. 6 also provided consent for the Transaction and waived certain covenants, including an indebtedness covenant (Section 6.01(p)(ii)), investment covenants (Section 6.06) and a covenant prohibiting certain guarantees (Section 6.01(b)). The consent and waivers were provided solely to the extent needed to allow the Transaction to occur in accordance with the Arrangement Agreement.

The foregoing description of Amendment No. 6 is qualified in its entirety by reference to the full text of Amendment No. 6 filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein to the extent required to be disclosed under this Item 2.01.

Item 7.01 Regulation FD Disclosure.

On September 28, 2026, BRC issued a press release announcing the Transaction. A copy of such press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except in the event that BRC expressly states that such information is to be considered filed under the Exchange Act or incorporates it by specific reference in such filing.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction.

Cautionary Language Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements include, without limitation, statements regarding the Arrangement and the closing thereof, the anticipated debt commitment, the Company’s or Sangoma’s future results of operations and financial position, the Company’s and Sangoma’s business strategy, prospective costs, timing and likelihood of success, plans and objectives of management for future operations, future results of current and anticipated operations of the Company and Sangoma, the anticipated benefits of the Arrangement, and the expected operation of Sangoma as a subsidiary of the Company after the transaction. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “potential,” or “continue,” or the negative of these terms or other comparable terminology. The absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain.

Actual results may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including, without limitation: the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of the Company’s securities; the risk that the debt commitment may not be advanced in the anticipated timeframe; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive Arrangement Agreement; the inability to complete the transactions contemplated by the Arrangement Agreement, including due to failure to obtain the Required Securityholder Approval or to satisfy the other conditions to closing in the Arrangement Agreement; the risk that the transaction disrupts current plans and operations of the Company or Sangoma as a result of the announcement and consummation of the transaction; the ability to realize the anticipated benefits of the transaction, which may be affected by, among other things, competition, the ability of the Company and Sangoma to integrate their operations, grow and manage growth economically, and hire and retain key employees; costs related to the transaction; changes in applicable laws or regulations; the possibility that Sangoma or the Company may be adversely affected by other economic, business, and/or competitive factors; changes in market demand for the Company’s services and products; changes in economic, market, or regulatory conditions; and other risks and uncertainties as more fully described in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2025, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2026 and June 30, 2026, and other filings the Company makes from time to time with the SEC, which are available on the SEC’s website at www.sec.gov.

Readers are cautioned not to place undue reliance on these and other forward-looking statements contained herein. The forward-looking statements made in this Current Report on Form 8-K relate only to events as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statements made in this Current Report on Form 8-K to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect new information or the occurrence of unanticipated events, except as required by law. The Company’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments it may make.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1*	Arrangement Agreement, dated as of September 28, 2026, by and among BRC, 1001755979 Ontario Inc. and Sangoma Technologies Corporation.
10.1*	Form of Voting Support Agreement, dated as of September 28, 2026, by and among BRC, the Purchaser and each of the Supporting Shareholders.
10.2	Amendment No. 6 to Credit Agreement, Consent and Waiver, dated as of September 28, 2026, among BRC, BR Financial Holdings, LLC, each of the lenders party thereto and Oaktree Fund Administration, LLC
99.1	Press Release, dated September 28, 2026, issued by BRC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits to Exhibits 2.1 and 10.1 have been omitted pursuant to Item 6.01(a)(5) of Regulation S-K. The Company agrees to provide a copy of any omitted schedule or exhibit to the SEC or is staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRC Group Holdings, Inc.

By:	/s/ Scott Yessner
Name:	Scott Yessner
Title:	Executive Vice President and Chief Financial Officer

Date: October 1, 2026